UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2012 (August 8, 2012)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 8, 2012, David Vellequette informed JDS Uniphase Corporation (the “Company”) of his resignation from the position of Chief Financial Officer, effective August 31, 2012, and from his employment with the Company effective September 29, 2012. His resignation is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices, nor did he furnish the Company with a letter describing any disagreement or requesting that any matter be disclosed.

On August 13, 2012, Kevin Kennedy notified the Company that he will retire from the Company’s Board of Directors (the “Board”), effective August 16, 2012. Mr. Kennedy’s current term on the Board was set to expire at the 2013 annual meeting. His retirement is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices, nor did he furnish the Company with a letter describing any disagreement or requesting that any matter be disclosed.

(c) On August 13, 2012, the Board appointed Rex Jackson as Acting Chief Financial Officer, effective September 1, 2012.

Mr. Jackson, age 52, joined the Company in January 2011 as Senior Vice President, Business Services. Prior to joining the Company, Mr. Jackson served as executive vice president and chief financial officer at Symyx Technologies from 2007 to 2010 where he had responsibility for finance, legal, IT and other corporate functions. From 2006 to 2007, Mr. Jackson served as senior vice president and general counsel for Avago Technologies. Prior to that, he held senior executive positions with Synopsys, Inc., AdForce, Inc. and Read-Rite Corporation. Mr. Jackson holds a B.A. from Duke University and a J.D. from Stanford University Law School.

There are no family relationships between Mr. Jackson and any of the Company’s directors or executive officers, nor is Mr. Jackson a party to any related party transactions of the type described in Regulation S-K, Item 404(a).

On August 13, 2012, in connection with Mr. Jackson’s appointment as Acting Chief Financial Officer, the Compensation Committee (the “Committee”) of the Board approved an increase to Mr. Jackson’s base salary from $380,000 to $420,000. The Committee also approved an increase in Mr. Jackson’s target incentive opportunity under the Company’s Variable Pay Plan from 50% of his base salary to 75% of his base salary. The changes to Mr. Jackson’s compensation will be effective August 26, 2012.

(e) The changes described in Item 5.02(c) to Mr. Jackson’s compensation in connection with his appointment to Senior Vice President and Acting Chief Financial Officer are hereby incorporated by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Andrew Pollack
Andrew Pollack
Senior Vice President, General Counsel and Secretary

August 14, 2012